EXHIBIT INDEX


EXHIBIT                    DESCRIPTION OF DOCUMENT
NUMBER

EX-99.B1c           Restated Articles of Incorporation dated August 2, 1995.

EX-99.B2c           Amendment to Bylaws dated May 31, 1995.

EX-99.B5a           Investment Advisory Agreement between Benham
                    Equity Funds: Benham Gold Equities Index Fund and
                    Benham Management Corporation, dated June 1, 1995.

EX-99.B6 Distribution Agreement between Benham Equity Funds and Benham Distributors, Inc., dated June 1, 1995.

EX-99.B9a           Administrative Services and Transfer Agency Agreement
                    between Benham Equity Funds and Benham Financial
                    Services, Inc., dated June 1, 1995.

EX-99.B17           Power of Attorney dated December 15, 1995.